                                                                    EXHIBIT 10.2

                                    AGREEMENT

            This Agreement (this "Agreement") is made and entered into as of October 18, 2004 (the "Effective Date"), by and among Kmart Management Corporation, a Michigan corporation (the "Company"), Kmart Holding Corporation, a Delaware corporation and the Company's parent corporation ("Holding Corp."), and Julian Day (the "Executive").

            WHEREAS, the Executive and the Company are party to an Employment Agreement dated as of April 9, 2002 (the "Employment Agreement"), as amended by the Term Sheet dated as of January 17, 2003 (the "Term Sheet"), and the Executive Officer has been serving as Chief Executive Officer of the Company and Holding Corp.;

            WHEREAS, the Company and the Executive have mutually agreed that the Executive will cease to be so employed and to so serve as of the Effective Date; and

            NOW, THEREFORE, the Company, Holding Corp. and the Executive hereby agree as follows:

            1. Resignation. The Executive hereby resigns from his employment with the Company and Holding Corp., from his position as a member of the Board of Directors of the Company, and from all other positions the Executive holds as an officer or member of the board of directors of any of the subsidiaries or affiliates of Holding Corp. and the Company.

            2. Salary. The Company shall pay the Executive his base salary through the Effective Date, to the extent not previously paid, on the next regular payroll date on which the Company pays its senior executives.

            3. Severance Payments and Benefits. (a) The Company has, simultaneous with its execution hereof, executed a release attached hereto as Exhibit A (the "Release"). The Executive shall also be entitled to receive the payments and benefits provided for in this Section 3, if he executes and does not revoke the Release, and if he complies with his obligations under the provisions of the Employment Agreement that continue in effect pursuant to
Section 4 below.

            (b) Subject to Section 3(a) above, the Company shall pay the Executive $2,000,000 in a cash lump sum, on the date when the Release is first irrevocable by its terms.

            (c) Subject to Section 3(a) above, the Executive shall also be eligible for the applicable pro-rata portion of his annual bonus for the fiscal year beginning January 29, 2004 (such bonus, the "2004 Annual Bonus"), computed and payable in accordance with its terms as in effect as of the Effective Date, as set forth in Exhibit B hereto, based on actual performance for the entire fiscal year, the amount of the bonus to equal the amount payable in respect of the entire fiscal year beginning January 29, 2004 multiplied by 263/363. The 2004 Annual Bonus (if any) shall be paid at the same time as bonuses for 2004 are generally paid under the AIP.

            (d) Subject to Section 3(a) above, with respect to the awards (the "LTIP Awards") under his Long-Term Incentive Award Agreements dated August 1, 2003 and January 29, 2004 (such LTIP Awards, respectively, the "2003 LTIP Award" and the "2004 LTIP Award"), as follows: (1) with respect to the 2003 LTIP Award, the Executive shall receive a cash payment of $977,974 if the Company's cumulative EBITDA for the entire performance period for the 2003 LTIP Award equals at least $1,508 million; and
(2) with respect to the 2004 LTIP Award, the Executive shall receive a cash payment of $479,053 if the Company's cumulative EBITDA for the entire performance period for the 2004 LTIP Award equals at least $2,400 million. The LTIP Awards (if any) that become payable shall be paid the same time as the long-term incentive awards for the same performance period are generally paid to the Company's other executives.

            (e) The Executive holds options that were granted to him pursuant to a Nonqualified Stock Option Agreement between the Executive and Holding Corp. dated May 6, 2003, as amended as of September 10, 2003 (as so amended, the "Option Agreement") (such options, the "Options"). The Options have previously vested with respect to 259,627 shares of Part A and 129,814 shares of Part B (as those terms are defined in the Option Agreement). Subject to Section 3(a) above, as of the Effective Date, the Options shall vest with respect to an additional 519,254 shares of Part A and an additional 259,626 shares of Part B, and all such vested Options shall remain exercisable in accordance with, and subject to, the Option Agreement through the second anniversary of the Effective Date. The remainder of the Options shall be forfeited as of the Effective Date. As soon as practicable hereafter, but in no event later than the date of Holding Corp.'s November earnings release, Holding Corp. shall, at its expense, cause the shares of Common Stock subject to the Options that remain outstanding as of the Effective Date to be registered under the Securities Act of 1933, as amended, and registered or qualified under applicable state law, to be freely resold.

            (f) Subject to Section 3(a) above, from the Effective Date through the second anniversary thereof, the Executive shall be provided with continued welfare benefits or the equivalent thereof, subject to reduction and otherwise on the terms and conditions set forth in Section 11(d)(ii)(F) of the Employment Agreement. The period during which the Executive is eligible for health continuation coverage under the requirements of Section 601 et seq. of the Employee Retirement Income Security Act of 1974, as amended, and Section 4980B of the Internal Revenue Code of 1986, as amended (known as "COBRA coverage") shall begin on the day after the Effective Date.

            4. Continued Applicability of Certain Employment Agreement Provisions. Sections 12, 13, 16 and 17 of the Employment Agreement shall continue to apply in accordance with their terms following the Effective Date, as if they were part of this Agreement.

            5. Entire Agreement; Amendments. This Agreement sets forth the entire agreement of the Company and the Executive with respect to the subject matter hereof, and supersedes the Employment Agreement and the Term Sheet in their entirety except as specifically provided herein. This Agreement may not be amended except in a writing signed by the Executive and an authorized representative or representatives of Holding Corp. and the Company.

            6. Successors. (a) This Agreement is personal to the Executive and shall not be assignable by the Executive, except by will or the laws of descent and distribution. This Agreement shall inure to the benefit of and be enforceable by the Executive's legal representatives.

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

            (b) This Agreement shall inure to the benefit of and be binding upon the Company, Holding Corp. and their respective successors.

            Notices. (a) Any notice given to a party to this Agreement shall be in writing and shall be deemed to have been given when delivered personally or sent by certified or registered mail, postage prepaid, return receipt requested, duly addressed to the party concerned at the address indicated below or to such changed address as such party may subsequently give such notice of:

            If to the Company or Holding Corp.:

                  Kmart Management Corporation
                  3100 West Big Beaver Road
                  Troy, MI 48084-3163
                  Attention:  James E. Defebaugh

            If to the Executive:

                  Julian Day
                  c/o Andrew J. Bernstein, Esq.
                  Pillsbury Winthrop LLC
                  1540 Broadway
                  New York, New York  10036

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

            (c) The Company may withhold from any amounts payable under this Agreement such Federal, state or local taxes as shall be required to be withheld pursuant to any applicable law or regulation.

            IN WITNESS WHEREOF, each of the parties hereto has duly executed this Agreement as of the date first set forth above.

                                    KMART MANAGEMENT CORPORATION

                                    By: ________________________________________
                                    Title:

                                    KMART HOLDING CORPORATION

                                    By: ________________________________________
                                    Title:

                                    THE EXECUTIVE

                                    ____________________________________________
                                         Julian Day

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

                                    EXHIBIT A

                       MUTUAL COVENANT NOT TO SUE AND FULL
                        AND COMPLETE RELEASE OF LIABILITY

            7. In consideration of the payments and benefits set forth in the Agreement (the "Agreement") dated as of October 11, 2004 (the "Effective Date"), by and among Kmart Management Corporation, a Michigan corporation (the "Company"), Kmart Holding Corporation, a Delaware corporation and the Company's parent corporation ("Holding Corp."), and Julian Day (the "Executive"), the Executive hereby releases and forever discharges the Company, Holding Corp. and any affiliates or divisions and their current and former directors, officers, employees and agents (hereinafter referred to collectively as the "Company Releasees") from any and all charges, complaints, claims, liabilities, obligations, promises, agreements, controversies, damages, remedies, actions, causes of action, suits, rights, demands, costs, losses, debts and expenses (including attorneys' fees and costs) of any nature whatsoever, which the Executive or his heirs, administrators, representatives, executors, successors and assigns may have had or may not have, known or unknown, whether in law or equity and whether arising under federal, state or local law, which has or may have arisen out of any act or omission occurring on or prior to the date of the execution of this Mutual Covenant Not To Sue and Full and Complete Release of Liability ("Mutual Release"), including, but not limited to, all claims arising under or in connection with the Michigan Elliott-Larsen Civil Rights Act, as amended, Michigan Whistle Blowers' Protection Act, as amended, the Michigan Persons With Disabilities Civil Rights Act, as amended, Age Discrimination in Employment Act of 1967, as amended, Americans With Disabilities Act of 1990, as amended, Title VII of the Civil Rights Act of 1964, as amended, Civil Rights Act of 1991, as amended, Employee Retirement Income Security Act of 1974 ("ERISA"), as amended, Older Workers Benefit Protection Act of 1990, as amended, the Worker Adjustment Retraining and Notification Act, the Fair Labor Standards Act, as amended, the Family & Medical Leave Act of 1993, as amended, the common law of the State of Michigan and the common law and statutes of the State of Delaware, for tort, breach of express or implied employment contract, wrongful discharge, intentional infliction of emotional distress, and defamation or injuries incurred on the job or incurred as a result of loss of employment. The release described in this Paragraph 1 shall not apply to (i) any actions to enforce rights arising under, or any claim for payments or benefits which may be due the Executive under, the Agreement, or (ii) any claim for benefits which may be due the Executive under any "employee benefit plan" (as defined in Section 3(3) of ERISA) of the Company and its related or affiliated companies or divisions in which he was a participant. The Executive represents that he has not filed against the Company Releasees any complaints, charges, or lawsuits arising out of his employment, or any other matter arising on or prior to the date of this Mutual Release. The Executive covenants and agrees that he will not seek recovery against the Company Releasees arising out of any of the matters released in this Paragraph 1.

            8. In consideration of the Executive's release set forth above and the covenants contained herein, Holding Corp., the Company and their respective subsidiaries and divisions, whether direct or indirect (for purposes of this Mutual Release, collectively, "Kmart"), hereby release and forever discharge the Executive and his heirs, administrators, representatives, executors, successors and assigns from any and all charges, complaints, claims, liabilities, obligations, promises, agreements, controversies, damages, remedies, actions, causes of action, suits, rights, demands, costs, losses, debts and expenses (including attorneys' fees and costs) of any nature whatsoever, whether known or unknown, which has or may have arisen out of any act or omission occurring on or prior to the date of the execution of this Mutual Release, including, but not limited to, all claims arising under or in connection with the Executive's services as an employee, director or consultant, the common law of the State of Michigan and the common law and statutes of the State of Delaware, for tort, breach of express or implied employment contract and defamation; provided, however, that nothing contained herein shall constitute a waiver or release by Kmart of claims or causes of action (i) arising out of illegal conduct by the Executive, or (ii) arising out of a violation of any provision referred to in Section 4 of the Agreement. Kmart represents that it has not filed against the Executive any complaints, charges, or lawsuits arising out of any matter arising on or prior to the date of this Mutual Release. Kmart covenants and agrees that it will not seek recovery against the Executive arising out of any of the matters released in this paragraph.

            9. Nothing in this Mutual Release shall limit either party from filing a lawsuit or other action for the sole purpose of enforcing this Mutual Release.

            10. The Executive, Holding Corp. and the Company agree that the acts done and evidenced hereby, and the releases granted hereunder, are done and granted to compromise any doubtful and disputed claims and to avoid litigation, and are not an admission of liability on the part of Kmart or the Executive and that any such liability is expressly denied.

            11. The Executive acknowledges that he has no seniority, recall, reinstatement, or rehire rights with Kmart in any capacity.

            12. The Executive agrees that he will honor the restrictive covenants set forth in the provisions referred to in Section 4 of the Agreement and the Prior Agreement.

            13. If any provision or paragraph of this Mutual Release is ever determined not to be enforceable, the remaining provisions and paragraphs shall remain in full force and effect.

            14. The Executive acknowledges that: (i) this entire Mutual Release and the Agreement are written in a manner calculated to be understood by him;
(ii) he has been advised to consult with an attorney before executing this Mutual Release and the Agreement; (iii) he was given a period of twenty-one days within which to consider this Mutual Release; and (iv) to the extent he executes this Mutual Release before the expiration of the twenty-one-day period, he does so knowingly and voluntarily and only after consulting his attorney. The Executive shall have the right to cancel and revoke this Mutual Release during a period of seven days following the Execution Date, and this Mutual Release shall not become effective, and no payments or benefits shall be made or provided pursuant to Section 3 of the Agreement, until the day after the expiration of such seven-day period. The seven-day period of revocation shall commence upon the Effective Date. In order to revoke this Agreement, the Executive shall deliver to the Company, prior to the expiration of such seven-day period, a written notice of revocation. Upon such revocation, this Mutual Release shall be null and void and of no further force or effect.

            15. The Executive, Holding Corp. and the Company acknowledge that this Mutual Release will be governed by and construed and enforced in accordance with the internal laws of the State of Michigan. If a dispute arises concerning any provisions of this Mutual Release, it shall be resolved by arbitration in accordance with
Section 17 of the Employment Agreement (as defined in the Agreement).

            16. THE EXECUTIVE ACKNOWLEDGES THAT HE HAS READ THIS MUTUAL RELEASE, THAT HE HAS BEEN PROVIDED 21 DAYS TO CONSIDER THIS MUTUAL RELEASE, THAT HE HAS BEEN ADVISED THAT HE HAS 7 DAYS TO REVOKE HIS SIGNATURE, THAT HE HAS BEEN ADVISED THAT HE SHOULD CONSULT WITH AN ATTORNEY BEFORE HE EXECUTES THIS MUTUAL RELEASE, AND THAT HE UNDERSTANDS ALL OF ITS TERMS AND EXECUTES IT VOLUNTARILY AND WITH FULL KNOWLEDGE OF ITS SIGNIFICANCE AND THE CONSEQUENCES THEREOF.

                                        JULIAN DAY

                                        ________________________________________
                                        Date: __________________________________

                                        KMART HOLDING CORPORATION

                                        By: ____________________________________
                                            [TITLE]
                                        Date: __________________________________

                                        KMART MANAGEMENT CORPORATION

                                        By: ____________________________________
                                            [TITLE]
                                        Date: __________________________________

                                    EXHIBIT B
                                2004 ANNUAL BONUS

            The amount of the 2004 Annual Bonus shall be determined based upon the Company's adjusted EBITDA (as defined in the Company's business plan) for the fiscal year beginning January 29, 2004 as compared to a target amount of $400 million, as follows, with linear interpolation to be applied for incremental performance, provided that there shall be no such interpolation for performance in excess of 300% of target or below 75% of target:

                             Bonus as a Percentage
Performance Against Target       Of Base Salary
--------------------------   ---------------------
      Below  75%                      0
             75%                     50%
            100%                    100%
            200%                    200%
            300% or more            400%

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